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RENTRAK REPORTS FISCAL 2013 FIRST QUARTER FINANCIAL RESULTS

- TV Essentials™ Revenue Up 115%; AMI Business Now Accounts for 54% of Total Revenue -

- Rentrak and DISH Network Enter into Exclusive Contract Extension -

PORTLAND, OR (August 9, 2012) - Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its fiscal first quarter ended June 30, 2012.

Consolidated revenue for the first quarter of fiscal 2013 rose to $23.2 million, from $22.4 million for the same period last year, reflecting a 31 percent improvement in revenue for the company's Advanced Media and Information (AMI) business, offset by a 17 percent decline in revenue for the company's Home Entertainment business.

Revenue in the company's AMI division improved to $12.6 million for the 2013 fiscal first quarter, up from $9.6 million for the same period last year, representing 54 percent of Rentrak's consolidated revenue, up from 43 percent last year. Revenue in the company's Home Entertainment business was $10.6 million, compared with $12.8 million for last year's fiscal first quarter. The decline primarily reflects lower sales levels at Rentrak's retail store customers related to increased competition faced by the stores from alternative distribution channels, fewer video rental stores and Warner Brothers' decision to release its video content in the retail channel before offering it to the rental market.

"For the first time this quarter, our AMI business generated more than half of Rentrak's revenue, signifying an important milestone for our business. In a nutshell, our measurement businesses, Movies and TV Everywhere, are performing very well. Revenue from our TV Essentials™ business more than doubled compared with last year. Our global box office business was up 19 percent and our video-on-demand business, which is included in OnDemand Everywhere, grew at a healthy 11 percent in the quarter. OnDemand Everywhere growth was three percent, due to the delay of a new product until later in the year,” said Bill Livek, Rentrak's Chief Executive Officer. "Our current TV revenue run rate* growth of 145 percent to date, versus last year's first quarter, confirms that our customers see great value in our census-based measurement services which help them manage and grow their businesses."

* Revenue run rate is calculated as the rate of growth based on the annualized value of Rentrak's signed TV business contracts on August 8, 2012, compared with four times the revenue generated from its TV business in the first quarter of fiscal 2012.

(in millions)	1Q FY13	1Q FY12	Percent Change
AMI revenue	$12.6	$9.6	31%
TV Essentials™	$3.7	$1.7	115%
Box Office Essentials™	$6.0	$5.0	19%
OnDemand Everywhere	$2.9	$2.8	3%

Home Entertainment revenue	$10.6	$12.8	(17)%
Numbers may not add due to rounding.

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Gross margin increased to 50 percent of consolidated revenue for the fiscal 2013 first quarter, from 46 percent for the same period last year, primarily reflecting an increase in AMI revenue. Gross margin for the company's AMI business increased to 66 percent for the fiscal 2013 first quarter from 64 percent a year ago. Gross margin for Rentrak's Home Entertainment business was 30 percent for the first quarter of fiscal 2013, compared with 32 percent last year.
Operating expenses for the fiscal 2013 first quarter totaled $12.2 million, or 52 percent of consolidated revenue, compared with $10.0 million, or 45 percent of consolidated revenue, for the fiscal 2012 first quarter. The increase mainly reflected increased compensation costs associated with stock-based compensation agreements and expansion of the company's AMI business.
Operating loss for the first quarter of fiscal 2013 was $644,000, which included $328,000 in acquisition and reorganization costs and $909,000 in stock-based compensation costs. For last year's first fiscal quarter, operating income was $246,000, which included $307,000 in acquisition-related costs, offset by a $734,000 net reduction in stock-based compensation costs. Excluding these amounts for both periods, operating income would have been $593,000 for the fiscal 2013 first quarter, compared with an operating loss of $181,000 for the fiscal 2012 first quarter.
Net loss was $618,000, or $0.06 per share, for the first quarter of fiscal 2013, compared with net income of $399,000, or $0.03 per diluted share, for the same period last year. Excluding the costs already mentioned for both periods, net income for the fiscal 2013 first quarter would have been $191,000, or $0.01 per diluted share, compared with $113,000, or $0.01 per diluted share, for the first quarter of fiscal 2012. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.
Adjusted EBITDA (a non-GAAP measure), less acquisition and reorganization costs, was $1.7 million for the fiscal 2013 first quarter, versus $878,000 for the fiscal 2012 first quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.
The company generated $337,000 in cash from operating activities for the first quarter of fiscal 2013, compared with $213,000 for the fiscal 2012 first quarter.
Rentrak's cash, cash equivalents and marketable securities balance was $26.7 million at June 30, 2012, compared with $27.8 million at March 31, 2012.

Rentrak also announced today that it has extended its exclusive agreement with DISH Network L.L.C. (DISH) to continue integrating DISH's TV viewing data with Rentrak's TV Essentials™ audience measurement services. This exclusive agreement strengthens Rentrak's position as the only company able to provide fully comprehensive TV viewing data from millions of televisions in all 210 U.S. television markets.

“Our long-term partnership with DISH has helped produce the most comprehensive measurement system for television viewing across every zip code in America,” said Livek. “As a result of our partnership with DISH, and access to the best telco and cable TV viewing measurement available in the market, we know that local television stations, national networks, advertisers and advertising agencies have access to the most granular, stable and highest quality viewership services available anywhere. Our TV Essentials™ service puts critical information in the hands of clients, allowing them to optimize their businesses for growth by helping them make important content decisions, sell advertising more effectively and reduce the advertising make-goods that have long plagued the TV industry.”

As part of the new agreement, DISH will receive $5.8 million cash and 700,000 shares of Rentrak common stock in consideration for past services. DISH has not received any payment from Rentrak in exchange for its TV viewing data since 2008 because the former agreement was based on a profit sharing arrangement, which will continue under the new agreement, in addition to a stock appreciation right (SAR). DISH's new 7 percent direct ownership position in Rentrak replaces that SAR. This equity conversion is expected to eliminate the historical earnings volatility caused by accounting rules related to the SAR. Rentrak expects to record a charge of $16.5 million in the second quarter of fiscal 2013 related to the agreement with DISH.
Rentrak recently achieved several important milestones including:

•
Growing its local TV measurement service to 188 local TV station clients, across 43 station groups (including the addition of Gannett Broadcasting, Hearst Television and Pappas Telecasting Companies) in 89 local TV markets, up from approximately 80 local TV station clients, across 27 station groups in 45 local TV markets one year ago.

•	Extending its national TV network measurement client base by more than 29% from the same time last year, including

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

the addition of several networks.

•
Signing a new agreement with SymphonyIRI Group to create a series of advertiser-specific and syndicated products that integrate IRI's consumer package goods data with Rentrak's TV census-based television measurement.

•	Establishing a new video-on-demand contract with Century Link.

•
Advancing its on-demand platform through the introduction of Rentrak's Studio Share module, an industry-first that provides a transparent view of competitive video-on-demand information and industry data to participating motion picture studios.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. (ET)/2:00 p.m. (PT) today to discuss its 2013 first quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-8609 from the U.S. or Canada, or 480-629-9692 from international locations, passcode 4551363. This call is being webcast and can be accessed at Rentrak's web site at www.rentrak.com where it will be archived through August 9, 2013. An audio replay of the conference call is available through midnight August 16, 2012 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4551363.
About Rentrak Corporation
Rentrak (NASDAQ: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as database currencies for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.
Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, elimination of historical earnings volatility caused by accounting rules and expected charges related to Rentrak's agreement with DISH. These forward-looking statements are based on Rentrak's current expectations, estimates and projections about its business and industry, management's beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak's actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company's ability to attract new revenue-sharing customers and retain existing customers, the company's success in maintaining its relationships with studios and other product suppliers, the company's ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak's customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
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(Financial Tables Follow)

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Rentrak Corporation and Subsidiaries Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended June 30,
	2012	2011
Revenue	$23,223	$22,408
Cost of sales	11,711	12,148
Gross margin	11,512	10,260
Operating expenses:
Selling and administrative	12,156	10,014
Income (loss) from operations	(644)	246
Other income:
Interest income, net	79	110
Income (loss) before income taxes	(565)	356
Provision (benefit) for income taxes	53	(43)
Net income (loss)	$(618)	$399
Basic net income (loss) per share	$(0.06)	$0.04
Diluted net income (loss) per share	$(0.06)	$0.03
Shares used in per share calculations:
Basic	11,207	11,311
Diluted	11,207	11,503

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Rentrak Corporation and Subsidiaries Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	June 30, 2012	March 31, 2012

Assets
Current Assets:
Cash and cash equivalents	$4,439	$5,526
Marketable securities	22,249	22,227
Accounts and notes receivable, net of allowances for doubtful accounts of $621 and $649	12,193	14,260
Deferred tax assets, net	38	48
Other current assets	1,437	985
Total Current Assets	40,356	43,046
Property and equipment, net of accumulated depreciation of $17,774 and $17,032	11,616	10,846
Goodwill	4,964	5,101
Other intangible assets, net of accumulated amortization of $1,740 and $1,579	12,885	13,165
Other assets	717	723
Total Assets	$70,538	$72,881
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,589	$5,291
Accrued liabilities	3,101	3,093
Accrued compensation	6,313	8,781
Deferred revenue and other credits	1,649	2,037
Total Current Liabilities	15,652	19,202
Deferred rent, long-term portion	1,758	1,819
Taxes payable, long-term	735	731
Deferred tax liability, long-term	75	79
Note payable and accrued interest	531	525
Total Liabilities	18,751	22,356
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,142 and 11,078	11	11
Capital in excess of par value	57,266	55,125
Accumulated other comprehensive income	80	341
Accumulated deficit	(5,570)	(4,952)
Total Stockholders’ Equity	51,787	50,525
Total Liabilities and Stockholders’ Equity	$70,538	$72,881

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Three Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(618)	$399
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	1,150	1,059
Stock-based compensation	909	(734)
Deferred income taxes	(14)	(18)
Loss on disposition of assets	1	—
Realized gain on marketable securities	—	(7)
Interest on note payable	6	6
Adjustment to allowance for doubtful accounts	(28)	(18)
(Increase) decrease in:
Accounts and notes receivable	2,067	2,371
Taxes receivable and prepaid taxes	—	(89)
Other assets	(150)	22
Increase (decrease) in:
Accounts payable	(702)	(2,436)
Taxes payable	15	(17)
Accrued liabilities and compensation	(1,850)	(645)
Deferred revenue	(388)	302
Deferred rent	(61)	18
Net cash provided by operating activities	337	213
Cash flows from investing activities:
Purchase of marketable securities	—	(3,000)
Sale or maturity of marketable securities	—	3,000
Purchase of intangibles	(57)	—
Purchase of property and equipment	(1,606)	(1,677)
Net cash used in investing activities	(1,663)	(1,677)
Cash flows from financing activities:
Proceeds from note payable	—	500
Issuance of common stock	543	10
Repurchase of common stock	—	(1,432)
Net cash provided by (used in) financing activities	543	(922)
Effect of foreign exchange translation on cash	(304)	116
Decrease in cash and cash equivalents	(1,087)	(2,270)
Cash and cash equivalents:
Beginning of period	5,526	3,821
End of period	$4,439	$1,551
Supplemental non-cash information:
Capitalized stock-based compensation	$114	$91
Common stock used to pay for option exercises	58	—

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Rentrak Corporation and Subsidiaries Information by Segment (Unaudited) (in thousands)

	For the Three Months Ended June 30,
	2012	2011
AMI
Sales to external customers	$12,611	$9,596
Gross margin	$8,317	$6,162
Income from operations	$1,942	$1,788

HOME ENTERTAINMENT
Sales to external customers	$10,612	$12,812
Gross margin	$3,195	$4,098
Income from operations	$1,799	$2,349

TOTAL OPERATING SEGMENTS
Sales to external customers	$23,223	$22,408
Gross margin	$11,512	$10,260
Income from operations	$3,741	$4,137

Note: Prior period amounts are reclassified to reflect the move of Digital Download Essentials from Home Entertainment into the AMI division. The segment operating income figures are before corporate overhead costs.

Rentrak Reports Fiscal 2013 First Quarter Financial Results
August 9, 2012

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (Unaudited) (in thousands, except per share and percentage amounts)

	For the Three Months Ended June 30,
	2012	2011
Net income (loss)	$(618)	$399
Adjustments:
Provision (benefit) for income taxes	53	(43)
Interest income, net	(79)	(110)
Depreciation and amortization	1,150	1,059
Stock-based compensation	909	(734)
Adjusted EBITDA	$1,415	$571
Acquisitions	130	307
Reorganization costs	198	—
Adjusted EBITDA before acquisition and reorganization costs	$1,743	$878

	For the Three Months Ended June 30,
	2012	2011
Diluted EPS, as reported	$(0.06)	$0.03
One-time and other items:
Reorganization	0.01	—
Acquisitions	0.01	0.02
Stock-based compensation	0.05	(0.04)
Total one-time items, acquisition costs and stock-based compensation	0.07	(0.02)
Diluted EPS, non-GAAP	$0.01	$0.01
Tax Rate Used	35%	33%
About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and "non-GAAP diluted EPS" in its conference calls and discussions with investors and analysts in connection with the company's reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three month periods ended June 30, 2012 and 2011 are included in the above table. Rentrak's management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak's management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak's management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. Due to the nature of the company’s equity and stock-based compensation plans, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.